Exhibit 99.1

EXACT SCIENCES ANNOUNCES THIRD QUARTER 2003 RESULTS

MARLBOROUGH, Mass. – (October 27, 2003) – EXACT Sciences Corporation (NASDAQ: EXAS) announced today financial results for the third quarter ending September 30, 2003.

For the quarter ending September 30, 2003, revenues totaled $0.9 million versus revenues of $0.4 million for the quarter ending September 30, 2002.  Net loss for the third quarter of 2003 totaled $6.9 million, or $0.36 per share, compared to a net loss of $7.4 million, or $0.40 per share, for the third quarter of 2002.  Pro forma net loss for the third quarter of 2003, which excludes $0.3 million of non-cash stock-based compensation charges, totaled $6.5 million, or $0.34 per share, compared to pro forma net loss of $6.9 million, or $0.37 per share for the third quarter of 2002, which excludes $0.5 million of non-cash stock-based compensation charges.

Revenues for the nine months ending September 30, 2003 totaled $1.7 million compared to revenues of $0.5 million for the comparable nine-month period in 2002.  For the nine months ending September 30, 2003, net loss totaled $22.6 million, or $1.20 per share, compared to a net loss of $22.9 million, or $1.25 per share, for the nine months ended September 30, 2002.   Pro forma net loss for the first nine months of 2003, which excludes $1.0 million of non-cash stock-based compensation charges, totaled $21.6 million, or $1.15 per share, compared to pro forma net loss of $21.2 million, or $1.16 per share, for the first nine months of 2002, which excludes $1.7 million of non-cash stock-based compensation charges.

Revenues for the first nine months of 2002 and 2003 were primarily attributable to the amortization of up-front license fee payments related to the Company’s two strategic partnership agreements with Laboratory Corporation of America® Holdings (LabCorp®), which were consummated in July 2001 and June 2002.  Additionally, a separate revenue category, Product Revenue, has been added, representing the sale of Effipure™ units (the Company’s novel sample preparation technology) to LabCorp for use in the PreGen-Plus™ assay.  The Company expects to sell Effipure units to LabCorp for the foreseeable future.  The decreases in net losses for the quarter and nine months ended September 30, 2003 versus the same time periods in 2002 were due primarily to the increases in revenues in 2003 versus 2002.

As of September 30, 2003, EXACT Sciences had approximately $35 million in cash, cash equivalents and marketable securities available to fund its operations.  The increase in cash in the third quarter of 2003 versus the second quarter of 2003 resulted from the payment by LabCorp of the $15 million milestone associated with the commercial launch of PreGen-Plus, EXACT Sciences’ proprietary DNA-based stool test for the early detection of colorectal cancer, which the Company has licensed on an exclusive basis to LabCorp.

“Third quarter 2003 marked EXACT Sciences’ shift from a research and development company to a company with a commercial product,” said Don Hardison, EXACT Sciences’ President and CEO.  “On August 13, LabCorp and we announced the commercial availability of PreGen-Plus, our DNA-based assay for the early detection of colorectal cancer.  Although it is still early, we are pleased with PreGen-Plus’ reception to date.  Since launch, LabCorp has received orders for PreGen-Plus from physicians across the country, many of which have been completed and billed by LabCorp.  While the numbers are still small, the payments that have been received by LabCorp are consistent with the test’s value-based pricing.  In addition, we are encouraged by the fact that several insurers and large, self-insured employers, representing in excess of 10 million covered lives, have agreed to cover PreGen-Plus.

“That PreGen-Plus fills a serious gap in colorectal cancer screening was never more evident to me than earlier this month, when the top-line data from our multi-center study of PreGen-Plus versus fecal occult blood testing was presented at an educational symposium during the American College of Gastroenterology’s annual conference," Hardison continued.  The physicians in the audience, at the conference, and at another medical meeting we attended later that week indicated strong support for and interest in PreGen-Plus as a way to increase the number of people effectively screened for colorectal cancer.   It is this interest, along with the strong data set for the technology that we have compiled, that we believe ultimately will lead to many physicians ordering the test, patients adhering to their doctors’ advice, and payors reimbursing for the test.  We look forward to continuing to work with all of these groups over the months and years to come to increase the percentage of colorectal cancers that are detected at an early, curable stage, and thus, reducing the mortality from this disease.”

Operating Highlights

Commercial

•                  On August 13, 2003, EXACT Sciences and its partner LabCorp announced the commercial availability of PreGen-Plus, a DNA-based stool test for the early detection of colorectal cancer.  In connection with the launch of the assay, EXACT Sciences received a $15 million milestone payment from LabCorp.

•                  Within the first two months of PreGen-Plus being commercially available, a number of insurers have agreed to cover PreGen-Plus for their appropriate patient populations, and two large self-insured employer groups have contracted with LabCorp to provide PreGen-Plus to their employees.  These agreements represent in excess of 10 million covered lives.

•                  Given the recent commercial availability of PreGen-Plus, and the lack of data regarding payment cycles for the test, EXACT Sciences intends, for the immediate future, to record royalty revenues from LabCorp only upon EXACT Sciences’ actual receipt of those royalty payments from LabCorp.  Based upon the agreement between LabCorp and EXACT Sciences, LabCorp pays EXACT Sciences when LabCorp receives payment from the third-party payor.  Thus, tests that were accessioned and billed by LabCorp during the third quarter, but not yet paid, will not be recognized as revenue by EXACT Sciences until EXACT Sciences receives the royalty payment for those tests.

Clinical

•                  On October 11, 2003, the principal investigator for EXACT Sciences’ multi-center study of PreGen-Plus versus the fecal occult blood test (FOBT) presented top-line results from the study at a satellite symposium of the American College of

Gastroenterology 2003 Annual Conference held in Baltimore, Maryland.  Results from the study indicated that the original, bead-based version of PreGen-Plus was four times more sensitive than the most widely used FOBT, Hemoccult® II, in detecting colorectal cancer, and was more than four times more sensitive than Hemoccult II in detecting the earliest stage, most curable cancers.  The investigators for the study plan to submit a manuscript to a peer-reviewed journal as soon as data analysis for the study is complete.  Neither the Company nor its investigators plan to release additional data from the study prior to the publication of the data in such peer-reviewed journal.

•                  On July 14, 2003, at the annual meeting of the American Association for Cancer Research, Tony Shuber, EXACT Sciences’ Chief Technology Officer presented results from preliminary studies on Effipure, the Company’s novel sample preparation technology, demonstrating an increase in the sensitivity of the PreGen-Plus assay as compared to the original bead-based PreGen-Plus technology.  The bead-based technology has been the subject of the Company’s published clinical studies to date.

•                  Since the July 14th presentation, the Company has continued to conduct research studies of the commercial version of PreGen-Plus, which, through the incorporation of Effipure and other technology improvements, represents a different and improved version of the assay.  These studies, which consist of cohorts from previously conducted clinical studies, including the multi-center study recently completed, have shown that the commercial version of the assay detected cancer in samples that the original version did not.  This ability to detect previously missed cancers has been consistent across all studies, however, the number of samples in each of these studies has been small, thus making it difficult to definitively quantify the increase in sensitivity of the commercial assay as compared to the original assay.

Research and Development

•                  The Company continues to explore additional technologies that it believes may enhance the performance characteristics of its PreGen-Plus assay.  The Company has established collaborations with several research institutions that it believes will enable it to understand new technologies and the effect those technologies may have on PreGen-Plus.

Corporate Move

As of June 30, 2003, the Company has new contact information:

100 Campus Drive

Marlborough, MA  01752

(phone) 508-683-1200

(fax) 508-683-1201

Third Quarter 2003 Conference Call

EXACT Sciences will host a conference call discussing the Company’s third quarter 2003 operating and financial results at 8:30 a.m. ET on Tuesday, October 28, 2003.  A live webcast of the conference call, as well as an archived version following the completion of the call, will be available at www.exactsciences.com by clicking on the Investor Relations link.  The conference call and webcast are open to all interested parties.

Information for the call is as follows:

Domestic callers:                  877-809-1575

International callers:            706-679-5918

PIN#:      3083527

A replay of the conference call will be available two hours following the completion of the conference call, for 48 hours.  Information for the replay is as follows:

Domestic callers:                  800-642-1687

International callers:            706-645-9291

PIN #:     3083527

About EXACT Sciences Corporation

EXACT Sciences Corporation is a pioneer in applying genomics to solve large clinical needs.  Its DNA-based assay, PreGen-Plus™, is intended for the early detection of colorectal cancer in the average-risk population. The Company also has developed PreGen-26™, intended to detect colorectal cancer in a high-risk group of patients. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning its future revenues and expenses, its business outlook and business momentum, its clinical trials, the commercial availability of its technologies, and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the inability of EXACT Sciences to automate and develop processes that make its assays commercially attractive; the inability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ products and services; the failure to convince medical practitioners to order tests using EXACT Sciences’ technologies; the lack of market acceptance of PreGen-26, PreGen-Plus, and other PreGen™ technologies to screen for colorectal cancer; the inability of EXACT Sciences to control its commercial partners’ operations, performance or sales performance, including sales of products utilizing EXACT Sciences’ technologies; the inability of EXACT Sciences’ commercial partners to create a market for and sell products using EXACT Sciences’ technologies; the failure of EXACT Sciences’ strategic and collaborative partners to satisfy their obligations under agreements with the Company; the loss of support of key scientific collaborators; the failure to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, and relating to the operation of EXACT Sciences’ laboratory, including the Clinical Laboratory Improvement Amendments; competition; the inability of EXACT Sciences or its strategic or collaborative partners to obtain in a timely manner any third-party licenses or manufacture and supply agreements that may be necessary to commercialize its technologies; a decrease in available raw materials; and the inability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statement of Operations Data

	Three Months Ended September 30,
In thousands, except per share data	2003	2002
Revenues:
Product royalty	$—	$—
License fees	905	405
Product revenue	13	5
Total revenues	918	410

Gross Profit:
Product royalty	—	—
License fees	905	405
Product revenue	—	1
Total gross profit	905	406

Operating Expenses:
Research and development	4,312	5,131
Selling, general and administrative	3,229	2,396
Stock-based compensation (1)	329	544
Total operating expenses	7,870	8,071

Loss from operations	(6,965)	(7,665)

Interest income	103	251
Net loss	$(6,862)	$(7,414)

Pro forma net loss (2)	$(6,533)	$(6,870)

Net loss per share:
Basic and diluted	$(0.36)	$(0.40)
Pro forma basic and diluted (2)	$(0.34)	$(0.37)

Weighted average common shares outstanding:
Basic and diluted	19,024	18,551
Pro forma basic and diluted	19,024	18,551

Pro forma reconciliation:
Net loss	$(6,862)	$(7,414)
Stock-based compensation (1)	329	544
Pro forma net loss	$(6,533)	$(6,870)

(1) Represents a non-cash expense.

(2) Excludes non-cash stock-based compensation.

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	Nine Months Ended September 30,
In thousands, except per share data	2003	2002
Revenues:
Product royalty	$—	$—
License fees	1,715	481
Product revenue	17	8
Total revenues	1,732	489

Gross Profit:
Product royalty	—	—
License fees	1,715	481
Product revenue	1	2
Total gross profit	1,716	483

Operating Expenses:
Research and development	13,917	15,240
Selling, general and administrative	9,837	7,219
Stock-based compensation (1)	987	1,656
Total operating expenses	24,741	24,115

Loss from operations	(23,025)	(23,632)

Interest income	396	757
Net loss	$(22,629)	$(22,875)

Pro forma net loss (2)	$(21,642)	$(21,219)

Net loss per share:
Basic and diluted	$(1.20)	$(1.25)
Pro forma basic and diluted (2)	$(1.15)	$(1.16)

Weighted average common shares outstanding:
Basic and diluted	18,851	18,364
Pro forma basic and diluted	18,851	18,364

Pro forma reconciliation:
Net loss	$(22,629)	$(22,875)
Stock-based compensation (1)	987	1,656
Pro forma net loss	$(21,642)	$(21,219)

(1) Represents a non-cash expense.

(2) Excludes non-cash stock-based compensation.

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EXACT SCIENCES CORPORATION

Condensed Unaudited Balance Sheet Data

(In thousands)

	September 30, 2003	December 31, 2002
Assets
Cash and cash equivalents	$16,105	$17,439
Short-term investments	19,221	26,407
Prepaid expenses	1,437	1,110
Property and equipment, net	2,997	2,256
Patent costs, net and other assets	2,641	2,874
Total assets	$42,401	$50,086

Liabilities and stockholders’ equity
Total current liabilities	7,806	5,244
Deferred licensing fees, less current portion	16,778	6,493
Total stockholders’ equity	17,817	38,349
Total liabilities and stockholders’ equity	$42,401	$50,086

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